Exhibit 99.1

Biovest Conducts End of Phase III Review with FDA of BiovaxID™ as Consolidation Therapy in Non-Hodgkin’s Lymphoma

Company identifies potential biomarker associated with significant increase in duration of cancer-free survival in vaccinated patients compared to matched controls (P=0.001)

TAMPA, FL and MINNEAPOLIS, MN – August 14, 2012 – Biovest International, Inc. (OTCQB: “BVTI”), a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”), today announced that it conducted a formal clinical guidance meeting with the U.S. FDA to determine the most expeditious U.S. registration pathway for BiovaxID™, its personalized cancer vaccine for the consolidation treatment of follicular non-Hodgkin’s lymphoma. During the FDA meeting, Biovest reviewed the unmet need in the U.S. where an estimated 50% of follicular lymphoma patients achieving first remission do not receive any treatment even though their cancer is at near-universal risk of relapse. A primary contributing factor to this urgent medical need for additional consolidation agents is the immunosuppressive nature of all approved consolidation agents, which target the same antigen, CD20, used as part of induction therapy. This includes rituximab which when used as a consolidation agent (rituximab maintenance) is generally administered on a bi-monthly dosing schedule over several years resulting in immunosuppression that is significantly prolonged as compared to the use of rituximab as an agent in first line chemo induction therapy or following disease progression. At the meeting, the FDA required that Biovest conduct a second Phase III clinical trial to confirm the clinical data generated in the Phase III trial BV301 and complete the Company’s BiovaxID development program to support the filing of a Biologics License Application (BLA). Further, FDA offered to work out with Biovest a registration trial design for such a confirmatory Phase III study. The Company intends to accept this FDA offer to meet within the next several months to advance the clinical development of BiovaxID to discuss a trial protocol that can most expeditiously generate registration data using agreed upon endpoints.

In the upcoming meeting with the FDA regarding the design of the confirmatory registration study, Biovest anticipates exploring the use of a specific subtype of the idiotype biomarker found in a retrospective analysis of the first Phase III clinical trial, BV301. In Biovest’s analysis of the first Phase III trial, the Company identified the IgM subtype showing an 84% improvement in duration of first complete remission in patients with this biomarker who received vaccine compared to matched IgM isotype control vaccinated subjects (median of 52.9 months in vaccinated patients vs 28.7 in matched controls; adj. p=0.001).

Concurrent with FDA’s registration activities, Biovest will continue to advance seeking marketing approvals for BiovaxID in the European Union (EU) and Canada with those planned applications supported by evidence of clinical benefit from the three human clinical trials conducted to date in collaboration with the U.S. National Cancer Institute (NCI).

Biovest’s President & CEO, Samuel S. Duffey, stated, “The FDA has clearly defined the U.S. regulatory pathway to approval, which Biovest is firmly committed to achieving. I believe the FDA’s guidance, combined with the regulatory feedback received from Canada and Europe, will facilitate the process that is underway both in the U.S. and around the world to allow Biovest to seek potential strategic partnering and licensing relationships. Importantly, Biovest remains committed to advancing the ongoing regulatory process seeking marketing approvals in Europe and Canada in advance of the U.S. to achieve our mission to make BiovaxID the first cancer vaccine available for lymphoma patients.”

In other regulatory news, the Company reported that it will conduct an upcoming pre-submission meeting with the European Medicines Agency (EMA) in London, advancing plans to submit its Marketing Authorization Application (MAA) seeking EU marketing approval. Biovest recently reported that the EMA has notified the Company regarding the official designation of the Rapporteur and Co-Rapporteur for its planned MAA.

The Rapporteur and Co-Rapporteur are members of the EMA’s Committee for Medicinal Products for Human Use (CHMP). They are supported by a team of assessors from their National Authority. The Rapporteur and Co-Rapporteur have been assigned with the primary responsibility of preparing and delivering an approvability evaluation report under the EMA’s Centralized Procedure. Under this procedure, a registration of BiovaxID throughout all EU-member countries can be obtained simultaneously via a single application. Upon approval, BiovaxID would be the first cancer vaccine available in Europe for lymphoma patients.

The EMA has granted Orphan Medicinal Product designation to BiovaxID for the treatment of follicular lymphoma and mantle cell lymphoma, which are B-cell subtypes of non-Hodgkin’s lymphoma. Orphan Drug status in Europe provides Biovest a 10-year period of market exclusivity for BiovaxID upon approval for each indication in the EU, thereby offering competitive protection from similar drugs of the same class.

About Biovest International, Inc.

Biovest International, Inc. develops active immunotherapies (cancer vaccines) which treat and diminish the aggressiveness of B-cell non-Hodgkin’s lymphoma, a cancer of the immune system. The Company’s lead personalized cancer vaccine product candidate, BiovaxID™, has been evaluated in three clinical trials conducted in collaboration with the U.S. National Cancer Institute (NCI) demonstrating that BiovaxID increases the duration of cancer remission following chemotherapy and induces immune responses which correlate highly with long-term survival. Biovest is currently in the process of pursuing European and Canadian marketing approvals for BiovaxID.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”).

Biovest International, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

For further information, please visit: http://www.biovest.com

Forward-Looking Statements:

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Biovest and its product candidate, BiovaxID™ and any other statements relating to products, product candidates, product development programs, the FDA, the EMA, Health Canada or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. In particular (and without limitation), statements regarding the timing of anticipated filing of a Marketing Authorization Application for BiovaxID with the EMA or a New Drug Submission for BiovaxID with Health Canada, pre-filing meetings with the FDA or other jurisdictions and/or commercial plans reflect current expectations but are subject to inherent risks of delay in compilation and finalization of all components of the licensing application. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.